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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                          STATE OF INCORPORATION
SUBSIDIARY                                                OR ORGANIZATION

Krispy Kreme Doughnut Corporation                         North Carolina
Krispy Kreme Distributing Company, Inc.                   North Carolina
Krispy Kreme Coffee Company, LLC                          North Carolina
Krispy Kreme Mobile Store Company                         North Carolina
Golden Gate Doughnuts, LLC                                North Carolina
North Texas Doughnuts, L.P.                               Texas
HD Capital Corporation                                    Delaware
HDN Development Corporation                               Kentucky
Panhandle Doughnuts, LLC                                  North Carolina
Krispy Kreme International Ltd.                           Switzerland
Hot Doughnuts Now International Ltd.                      Switzerland
Krispy Kreme Canada, Inc.                                 North Carolina
Montana Mills Bread Co., Inc.                             Delaware
Montana Mills Bread Co. of Syracuse, Inc.                 New York
Montana Mills Bread Co. of Canandaigua, Inc.              New York
Western Bakeries, Inc.                                    Delaware
Montana Mills Bread Co. of Liverpool, Inc.                New York
Montana Mills Bread Co. of Albany, Inc.                   New York
Montana Mills Bread Co. of Park Avenue, Inc.              New York
Montana Mills Bread Co. of Fairmont, Inc.                 New York
Montana Mills Bread Co. of Webster, Inc.                  New York
Montana Mills Bread Co. of Brighton, Inc.                 New York
Montana Mills Bread Co. of Corning, Inc.                  New York
Montana Mills Bread Co. of Greece, Inc.                   New York
Montana Mills Bread Co. of North Buffalo, Inc.            New York
Montana Mills Bread Co. of Latham, Inc.                   New York
Montana Mills Bread Co. of East Aurora, Inc.              New York
Montana Mills Bread Co. of Horseheads, Inc.               New York
Montana Mills Bread Co. of Brockport, Inc.                New York
Montana Mills Bread Co. of Pittsford, Inc.                New York
Montana Mills Bread Co. of Vestal, Inc.                   New York
Montana Mills Bread Co. of Monroeville, Inc.              New York
Montana Mills Bread Co. of Peninsula Plaza, Inc.          Pennsylvania
Montana Mills Bread Co. of Rochester, Inc.                New York
Montana Mills Bread Co. of Schenectady, Inc.              New York
Montana Mills Bread Co. of Scranton, Inc.                 Pennsylvania
Montana Mills Bread Co. of Erie, PA, Inc.                 Pennsylvania
Montana Mills Bread Co. of Ohio, Inc.                     Ohio
Montana Mills Bread Co. of Worthington, Inc.              Ohio
Montana Mills Bread Co. of Bexley, Inc.                   Ohio
Montana Mills Bread Co. of Connecticut, Inc.              Connecticut
Montana Mills Bread Co. of West Hartford, Inc.            Connecticut
Montana Mills Bread Co. of Fairfield, Inc.                Connecticut
Montana Mills Bread Co., Inc.                             New York
Java Joes Public Market Roastery, Inc.                    New York
Montana Mills Bread Co. of Buffalo, Inc.                  New York
Freedom Rings, LLC (1)                                    Delaware
Glazed Investments, LLC (1)                               Delaware
New England Dough, LLC (1)                                Rhode Island

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(1) Franchisees in which the registrant held a majority equity interest as of
    February 1, 2004.